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                                     Exhibit 15.1

                  LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION









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                                                                EXHIBIT 15.1



                              [ARTHUR ANDERSEN LOGO]


December 19, 1997



United Fire & Casualty Company
118 Second Avenue, SE
Cedar Rapids, Iowa 52407




United Fire & Casualty Company:


We are aware that United Fire & Casualty Company has incorporated by reference in its Form S-8 Registration Statement dated December 19, 1997 its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, which includes our reports dated May 7, 1997, August 7, 1997, and November 5, 1997, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ Arthur Andersen LLP